Exhibit 99.1

Montauk Renewables Announces Full Year 2021 Results

PITTSBURGH, PENNSYLVANIA – March 16, 2022—Montauk Renewables, Inc. (“Montauk” or “the Company”) (NASDAQ: MNTK), a renewable energy company specializing in the management, recovery and conversion of biogas into renewable natural gas (“RNG”), today announced financial results for the year ended December 31, 2021.

Full Year Highlights:

•	Revenues of $148.1 million, increased 47.5% year-over-year

•	Net Loss of $4.5 million, decreased 198.4% year-over-year

•	Non-GAAP Adjusted EBITDA of $28.0 million, increased 7.2% year-over-year

•	RNG production of 5.7 million MMBtu, unchanged from prior year

Montauk’s full year revenue reflects an approximate 45.5% increase in realized D3 RIN pricing and an approximate 46.0% increase in natural gas prices in 2021 over 2020. To a lesser extent, higher revenues recognized under counterparty sharing agreements also contributed to higher revenues over 2020. The Company closed on a $5.5 million transaction in October 2021 to acquire approximately 146 acres and an existing approximately 500,000 square foot structure which it plans to use as it develops the North Carolina project related to the acquisition of Montauk Ag Renewables (the “Montauk Ag Acquisition”). We do not expect significant production to commence at our North Carolina project during 2022 based on the current development timeline. In connection with the Montauk Ag Acquisition, we executed master services agreements that provide access to waste feedstock for biogas production. The feedstock will be sourced from swine waste located at our farming partner locations. We do not currently expect the revenues from these agreements to be material. Finally, the Company resumed production at its Pico facility during the first quarter of 2022 following the temporary idling of RNG production at the facility in order to clean out settled solids in the digester, replace the cover of the digester, and make various other efficiency improvements. After the improvements were complete, production volumes at the Pico facility have more than doubled in first quarter of 2022 as compared to the production volumes before the efficiency improvements.

Full Year Financial Results

Total revenues in 2021 were $148.1 million, an increase of $47.7 million (47.5%) compared to $100.4 million in 2020. An increase of 45.8% in realized RIN pricing during 2021 of $1.91 compared to $1.31 in 2020 was the primary driver for this increase. Additionally, an increase in natural gas index prices of 46.0% in 2021 of $3.84 compared to $2.63 in 2020 and higher revenues recognized under counterparty sharing arrangements of $8.0 million in 2021 compared to 2020, primarily related to increased RIN index prices, also contributed to higher revenues. Operating and maintenance expenses for our RNG facilities in 2021 were $38.1 million, an increase of $4.6 million (13.6%) as compared to $33.6 million in 2020. Full-year operations of sites commissioned in 2020 within our RNG segment contributed $4.7 million in operating and maintenance expenses. Total general and administrative expenses were $42.6 million in 2021, an increase of $26.0 million (156.4%) compared to $16.6 million in 2020. Of the $26.0 million increase, $22.4 million related to stock-based compensation costs primarily associated with our initial public offering (“IPO”) and reorganization transactions, including an equity exchange and a distribution involving Montauk Holdings Limited and Montauk Holdings USA, LLC. Operating profit in 2021 was $3.3 million, a decrease of $0.2 million (6.9%) compared to an operating profit of $3.6 million in 2020. We recorded an increase of $0.8 million in royalties, transportation, gathering and production expenses based on the Company’s risk adjusted analysis of the assessment of its obligation related to its Pico facility earn-out liability. Net loss in 2021 was $4.5 million, a decrease of $9.1 million (198.4%) compared to net income of $4.6 million in 2020.

Full Year Operational Results

We produced 5.7 million Metric Million British Thermal Units (“MMBtu”) of RNG during 2021, essentially unchanged as compared to the number of MMBtus produced in 2020. Of the 2021 volumes, 0.1 million MMBtus were produced from development sites commissioned during 2020. Our McCarty facility produced 0.2 million less RNG in 2021 versus 2020 due to the collection system being hampered by increased volumes of water and process equipment failures. We produced approximately 183 thousand megawatt hours (“MWh”) in Renewable Electricity in 2021, a decrease of 3 thousand MWh (1.6%), compared to the 186 thousand MWh produced in 2020. Our Security facility had zero production in 2021 compared to 8 thousand MWh in 2020, due to on-going projects to restore the engines, which are nearing completion. This decrease was offset by production at our Bowerman facility, which produced 152 MWh in 2021, an increase of 8 MWh (5.3%) over the 144 MWh produced in 2020. The increase is primarily driven by the California wildfires that forced the facility to temporarily shut down in October 2020.

2022 Full Year Outlook:

•	RNG revenues expected to range between $181.0 and $226.0 million

•	RNG production volumes expected to range between 5.5 and 6.8 million MMBtu

•	Renewable Electricity revenues expected to range between $17.0 and $20.0 million

•	Renewable Electricity production volumes expected to range between 189 and 231 thousand MWh

Conference Call Information

The Company will host a conference call today at 5:00 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial +1 (833) 934-1693 (Access Code: 1347066)

•	International Participants: Dial +1 (929) 517-0391 (Access Code: 1347066)

Please call the conference telephone number 5-10 minutes prior to the start time. The conference call will be broadcast live and be available for replay at https://edge.media-server.com/mmc/p/3984zwmw and on the Company’s website at https://ir.montaukrenewables.com for seven days following the conference call.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA and Adjusted EBITDA which are Non-GAAP financial measures. We present EBITDA and Adjusted EBITDA because we believe the measures assist investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

In addition, EBITDA and Adjusted EBITDA are financial measurements of performance that management and the board of directors use in their financial and operational decision-making and in the determination of certain compensation programs. EBITDA and Adjusted EBITDA are supplemental performance measures that are not required by or presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability.

About Montauk Renewables, Inc.

Montauk Renewables, Inc. (NASDAQ: MNTK) is a renewable energy company specializing in the management, recovery and conversion of biogas into RNG. The Company captures methane, preventing it from being released into the atmosphere, and converts it into either RNG or electrical power for the electrical grid (“Renewable Electricity”). The Company, headquartered in Pittsburgh, Pennsylvania, has more than 30 years of experience in the development, operation and management of landfill methane-fueled renewable energy projects. The Company has current operations at 15 operating projects located in California, Idaho, Ohio, Oklahoma, Pennsylvania, North Carolina and Texas. The Company sells RNG and Renewable Electricity, taking advantage of Environmental Attribute premiums available under federal and state policies that incentivize their use. For more information, visit https://ir.montaukrenewables.com

Company Contact:

John Ciroli

Vice President, General Counsel and Secretary

investor@montaukrenewables.com

(412) 747-8700

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

MNTK@GatewayIR.com

(949) 574-3860

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to future results of operations, financial condition, expectations and plans of the Company, including expected benefits of the Pico amendment and the Montauk Ag project in North Carolina, the anticipated completion of the engine repairs and resumption of operations at the Security facility, the resolution of gas collection issues at the McCarty facility, our estimated and projected costs, expenditures, growth rates, and our plans and objectives for future operations, growth, initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements.

Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict, including, without limitation, risks related to the impact of the ongoing COVID-19 pandemic on our business, financial condition and results of operations; our ability to develop and operate new renewable energy projects, including with livestock farms; reduction or elimination of government economic incentives to the renewable energy market; delays in acquisition, financing, construction and development of new projects, including expansion plans into new areas such as agricultural waste; disruptions in our supply chain due to transportation delays, travel restrictions, raw material cost increases and shortages, closures of businesses or facilities, and the associated costs and inflation related thereto; the length of development cycles for new projects, including the design and construction processes for our renewable energy projects; dependence on third parties for the manufacture of products and services; the quantity, quality and consistence of our feedstock volumes from both landfill and livestock farm operations; identifying suitable locations for new projects; reliance on interconnections to distribution and transmission products for our Renewable Natural Gas and Renewable Electricity Generation segments; our projects not producing expected levels of output; the anticipated benefits of the Pico feedstock amendment and the Montauk Ag acquisition and the anticipated completion of engine repairs and resumption of operations at the Security facility; resolution of gas collection issues at the McCarty facility; concentration of revenues from a small number of customers and projects; dependence on our landfill operators; our outstanding indebtedness and restrictions under our credit facility; our ability to extend our fuel supply agreements prior to expiration; our ability to meet milestone requirements under our power purchase agreements; existing regulations and changes to regulations and policies that effect our operations; decline in public acceptance and support of renewable energy development and projects; our expectations regarding federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy (“Environmental Attributes”); our expectations regarding Environmental Attribute and commodity prices; our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart our Business Startups Act; our expectations regarding future capital expenditures, including for the maintenance of facilities; our expectations regarding the use of net operating losses before expiration; our expectations regarding more attractive carbon intensity scores by regulatory agencies for our livestock farm projects; market volatility and fluctuations in commodity prices and the market prices of Environmental Attributes and the impact of any related hedging activity; regulatory changes in federal, state and international environmental attribute programs; profitability of our planned livestock farm projects; sustained demand for renewable energy; security threats, including cyber-security attacks; the need to obtain and maintain regulatory permits, approvals and consents; potential liabilities from contamination and environmental conditions; potential exposure to costs and liabilities due to extensive environmental, health and safety laws; impacts of climate change, changing weather patterns and conditions, and natural disasters; failure of our information technology and data security systems; increased competition in our markets; continuing to keep up with technology innovations; our belief that the measures taken to remediate the material weakness identified in our internal control over financial reporting will improve our internal control over financial reporting; concentrated stock ownership by a few stockholders and related control over the outcome of all matters subject to a stockholder vote; and other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K.

Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in our Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

MONTAUK RENEWABLES, INC. CONDENSED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data):

	For the year ended December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$53,266	$20,992
Accounts and other receivables, net	9,338	5,449
Related party receivable	8,940	—
Prepaid expenses and other current assets	2,846	6,044
Assets held for sale	777	—

Total current assets	$75,167	$32,485
Non-current restricted cash	$328	$567
Property, plant and equipment, net	180,893	186,401
Goodwill and intangible assets, net	14,113	14,678
Deferred tax assets	10,570	14,822
Operating lease right-of-use assets	305	586
Other assets	5,104	3,817

Total assets	$286,480	$253,356

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$4,973	$5,964
Accrued liabilities	10,823	11,539
Current portion of operating lease liability	296	282
Current portion of derivative instruments	650	1,185
Current portion of long-term debt	7,815	9,492

Total current liabilities	$24,557	$28,462
Long-term debt, less current portion	$71,392	$56,268
Non-current portion of operating lease liability	27	320
Non-current portion of derivative instruments	189	1,075
Asset retirement obligation	5,301	5,689
Other liabilities	2,721	1,920

Total liabilities	$104,187	$93,734
STOCKHOLDERS’ AND MEMBER’S EQUITY
Member’s equity	$—	$159,622
Common stock, $0.01 par value, authorized 690,000,000 shares; 143,584,827 shares issued at December 31, 2021; 141,015,213 shares outstanding at December 31, 2021	1,410	—
Treasury stock, at cost, 950,214 shares at December 31, 2021	(10,813)	—
Additional paid-in capital	196,224	—
Retained deficit	(4,528)	—

Total stockholders’ and member’s equity	$182,293	$159,622

Total liabilities and stockholders’ and member’s equity	$286,480	$253,356

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and per share data):

	For the year ended
	December 31,
	2021	2020
Total operating revenues	$148,127	$100,383
Operating expenses:
Operating and maintenance expenses	$49,477	$43,463
General and administrative expenses	42,552	16,594
Royalties, transportation, gathering and production fuel	28,683	18,284
Depreciation, depletion and amortization	22,869	22,117
Gain on insurance proceeds	(332)	(3,934)
Impairment loss	1,191	278
Transaction costs	352	—

Total operating expenses	$144,792	$96,802
Operating profit	$3,335	$3,581
Other expenses (income):
Interest expense	$2,928	$4,339
Loss of extinguishment of debt	154
Net loss on sale of assets	822	320
Other (income) expense	(202)	315

Total other expenses	$3,702	$4,974
Loss before income taxes	$(367)	(1,393)
Income tax expense (benefit)	4,161	(5,996)

Net (loss) income	$(4,528)	$4,603

Loss per share:
Basic	$(0.03)
Diluted	$(0.03)
Weighted-average common shares outstanding:
Basic	141,015,213
Diluted	141,015,213

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands):

	For the year ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(4,528)	$4,603
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	22,869	22,117
Provision (benefit) for deferred income taxes	4,252	(6,077)
Loss on extinguishment of debt	154	—
Stock-based compensation	22,419	762
Related party receivables	—	164
Gain on property insurance proceeds	(332)	(1,659)
Derivative mark-to-market adjustments and settlements	(1,421)	1,016
Net loss on sale of assets	822	320
Loss on earn-out liability increase	801	—
Accretion of asset retirement obligations	(160)	320
Amortization of debt issuance costs	483	695
Impairment loss	1,191	278
Changes in operating assets and liabilities:
Accounts and other receivables and other current assets	(1,522)	2,483
Accounts payable and other accrued expenses	(2,149)	3,662

Net cash provided by operating activities	$42,879	$28,684
Cash flows from investing activities
Capital expenditures	$(9,986)	$(17,646)
Asset acquisitions	(9,673)	—
Cash collateral deposits, net	(220)	—
Proceeds from insurance recovery	332	1,659
Proceeds from sale of assets	73	—

Net cash used in investing activities	$(19,474)	$(15,987)
Cash flows from financing activities:
Borrowings of long-term debt	$80,000	$8,500
Repayments of long-term debt	(66,698)	(10,000)
Debt issuance costs	(339)	—
Debt extinguishment costs	(154)	—
Proceeds from initial public offering	15,593	—
Treasury stock purchase	(10,813)	—
Related party receivable	(8,940)	—

Net cash provided by (used in) financing activities	$8,649	$(1,500)

Net increase in cash and cash equivalents and restricted cash	$32,054	$11,197
Cash and cash equivalents and restricted cash at beginning of year	$21,559	$10,362

Cash and cash equivalents and restricted cash at end of year	$53,613	$21,559

Reconciliation of cash, cash equivalents, and restricted cash at end of year:
Cash and cash equivalents	$53,266	$20,992
Restricted cash and cash equivalents—current	19	—
Restricted cash and cash equivalents—non-current	328	567

	$53,613	$21,559

MONTAUK RENEWABLES, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in thousands):

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net (loss) income, which is the most directly comparable GAAP measure, for the year ended December 31, 2021 and 2020:

	For the year ended
	December 31,
	2021	2020
Net (loss) income	$(4,528)	$4,603
Depreciation and amortization	22,869	22,117
Interest expense	2,928	4,339
Income tax expense (benefit)	4,161	(5,996)

EBITDA	25,430	25,063

Impairment loss	1,191	278
Net loss on sale of assets	822	320
Transaction costs	352	—
Loss on extinguishment of debt	154	—
Non-cash hedging charges	—	388

Adjusted EBITDA	$27,949	$26,049